FOR IMMEDIATE RELEASE

          TOUCHSTONE APPLIED SCIENCE ASSOCIATES ANNOUNCES
             ACQUISITION OF QUESTAR EDUCATIONAL SYSTEMS

      *    Creates Larger Competitive Force in Educational
           Assessment
      *    Pro-Forma Fiscal 2005 Revenues of $36 Million
      *    Aggregate Booked Business Backlog of $100 Million
      *    Aims for Increased Role as Primary Contractor to
           K-12 Market

Brewster,  New York, June 1, 2006 - Touchstone Applied
Science Associates, Inc. (OTCBB: TASA) announced today it has acquired the larger, privately-held Questar Educational
Systems, Inc. of Apple Valley, MN in a cash and stock transaction initially valued at $20 million with the opportunity to reach $32.5 million based on performance milestones. Questar is one of the nation's leading providers of educational testing material production, distribution, scoring, reporting and data analysis services. TASA said the acquisition enhances its position as a leading developer and publisher of educational assessment materials and complements its core capabilities in test design and development.

Under terms of the agreement, Questar's owners received at closing $15 million in cash, $1 million in TASA preferred stock, and a $4 million, five-year subordinated note bearing annual interest at 6 percent. In addition, the agreement calls for an earn-out of up to $12.5 million in cash and additional TASA equity, payment of which is contingent upon Questar attaining certain revenue benchmarks in 2007 through 2009, TASA reported.

TASA said the transaction has been funded by the proceeds from a combination of bank loans, preferred equity received by the seller, a seller note and private placement of additional convertible preferred equity. The preferred equity component is the result of a $7.5 million investment made by Camden Partners Strategic Funds III and III-A, affiliates of current TASA stockholders Cahill Warnock and Strategic Associates, who already own significant positions. Two of the company's Directors, David Warnock and Donald Hughes, are managers of Camden Funds and have been supportive of the acquisition from the start.

Signal Hill Capital served as financial advisor to TASA throughout the transaction process. Signal Hill also provided a fairness opinion for the acquisition.

"The purchase of Questar is a watershed event for TASA," said Andrew L. Simon, chairman & CEO. "The combined capability of the companies gives us major momentum in the educational assessment industry. This transaction also gives TASA critical mass and a breadth of capability that will allow us to bid on, and win, assessment contracts as the primary provider. We are now able to offer comprehensive assessment solutions ranging from test design through production and distribution of test materials to scoring, analysis and reporting.

"However, we also intend to maintain the excellent relationships we have developed with other testing companies. We will continue to bid with them on significant assignments. Our additional capability should allow us to be a more valued partner to other contractors as a member of their team and to further increase our business volume," Simon stated.

"This acquisition closes gaps in the value chain that effectively precluded us from becoming a major participant in the $2 billion K-12 assessment market," said Simon.
"Questar's strength is on the operational side of the assessment business, including its ability to score
'extended response,' or essay questions but it did not have much capability on the developmental side. TASA has been strong on the developmental side but did not have sufficient operational capability to handle large state assignments. The lack of overlap in our respective strengths made this an ideal combination. With the addition of Questar, TASA now has the capacity to perform every aspect of assignments, regardless of their magnitude.

"We believe our ability to provide the entire spectrum of services positions us to capture a greater share of the K-12 market. It should make us a strong competitor since state education agencies that select us as their provider will only have to deal with one vendor instead of several as is commonly the case," Simon added.

"We are excited about becoming part of the TASA family," said John Adams, president of Questar. "The two organizations are an ideal fit with each other. Questar's strengths in operational areas complement TASA's highly regarded capabilities in the developmental part of the assessment industry. Our cultures are remarkably similar and that will speed Questar's integration with TASA.
Together we are able to serve the entire spectrum of customer needs."

He noted the capabilities the acquisition provides offer the possibility of expansion into new markets. These include the post-secondary market which, because of the magnitude of spending to provide education after high-school, is also an area where the demand for measurement is growing. He added that there exists a significant test preparation market where students take practice exams to measure their performance before sitting for various qualifying examinations. Those exercises require the same services to evaluate student achievement as any other test, he stated.

Simon said the synergies are not limited to the actual assessment process. "Our combined marketing prowess should enhance our visibility within the industry. That, in turn, should make us an even more formidable competitor for mainstream assessment assignments throughout the nation. We intend to focus on expanding our relationships with existing customers and begin bidding on business neither
TASA, nor Questar as a stand-alone entity, could handle.
We believe that both TASA and Questar's reputations for outstanding service will be a major factor in winning new business."

Simon reported that, on a pro-forma basis, the combined companies would have had revenues for the fiscal year ended
October 31, 2005 of approximately $36 million. They also have a multi-year backlog of booked business of approximately $100 million, he noted. Including Questar, TASA now has assignments in 15 states.

"The environment in the educational assessment industry is favorable for accelerated growth for TASA as a result of the Questar acquisition," Simon stated. "The assessment industry has been growing at a compounded rate of 14 percent for the last several years and is projected to continue that pace through 2008, according to industry sources. That growth, combined with continuing demand for both greater accountability and efficient use of funds taxpayers provide to the educational system, favors larger vendors that can provide a comprehensive suite of assessment services. We are now one of those larger providers.

"There is ongoing pressure on the education system to assess students more frequently and over a broader cross-section of academic disciplines. Next year, for example, students nationwide will be required to be assessed in science in three different grades. The No Child Left
Behind Act, one of the cornerstones of assessment, provides annual increases in Federal funding for assessment. States are increasingly gravitating toward assessment protocols that accurately measure their students' needs. This is an area where we have a particular strength," Simon noted.

According to Simon, the key asset Questar brings to the
table is its people.  "Questar has experienced and talented
people at every level.  They are the main factor that drove
this acquisition.  To help ensure the continued success and
growth of the combined companies, all the senior managers
of Questar have executed contracts to continue with the
company.  They have further demonstrated their commitment
to the company by signing non-compete agreements.  Also,
Ted Naegeli, one of Questar's largest shareholders and now
a significant TASA shareholder, has agreed to serve on our
Board of Directors.   These are people we know and who are
up to the task of helping us continue to grow.

"Our cultures are very similar, which will help make the integration of our organizations both smooth and rapid.
Questar will continue operating under its own name to take advantage of the excellent reputation for service it has established. It will also continue operations from its facilities in Apple Valley, Minnesota."

About TASA
TASA, based in Brewster, N.Y., provides consulting services, including test design and development, and psychometric services to states, school districts and textbook publishers through its custom assessment units.
TASA also designs, develops, calibrates, publishes, markets and sells educational assessment tests primarily to elementary and secondary schools throughout the United
States. In addition, the Company provides test printing, distribution, scanning, scoring and reporting services to states, schools and districts as well as to third parties.
Further, TASA offers on-line testing services to schools and educational entities in the K-12 market and customized assessment engines for curriculum providers. For more information, visit the Company's website at www.tasa.com.

Conference call today at 1:00 p.m. EDT
Management will host a conference call today to discuss the Questar Educational Systems acquisition. The call is scheduled to begin at 1 p.m. Eastern, noon Central, 11 a.m.
Mountain and 10 a.m. Pacific. Participants may dial toll-free: 1-877-407-9039 or toll/international: 1-201-689-8470, for the live call. The call will also be webcast live and archived for three months. The webcast can be accessed at:
http://www.viavid.net/detailpage.aspx?sid=000031FF

Statements contained in this release that are not historical facts are "forward-looking" statements as contemplated by the Private Securities Litigation Reform
Act of 1995, as amended. Such forward-looking statements are subject to risks and uncertainties, which are enumerated in the Company's reports filed with The
Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from those projected or implied in the forward-looking statements.



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